UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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FSB BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 23, 2018

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of FSB Bancorp, Inc. The Annual Meeting will be held at the Perinton Community Center located at 1350 Turk Hill Road, Fairport, New York 14450 on Wednesday, May 23, 2018, at 2:00 p.m., Eastern time.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of FSB Bancorp, Inc. Also enclosed for your review is our Annual Report to Stockholders, which contains detailed information concerning our activities and operating performance.

The business to be conducted at the Annual Meeting consists of the election of three directors and the ratification of the appointment of Bonadio & Co., LLP as FSB Bancorp, Inc.’s independent registered public accounting firm for the year ending December 31, 2018. The Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interest of FSB Bancorp, Inc. and its stockholders, and the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,

Kevin D. Maroney
President and Chief Executive Officer

FSB Bancorp, Inc.

45 South Main Street

Fairport, New York 14450

(585) 223-9080

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Wednesday, May 23, 2018

Notice is hereby given that the Annual Meeting of Stockholders of FSB Bancorp, Inc. will be held at the Perinton Community Center located at 1350 Turk Hill Road, Fairport, New York 14450, on Wednesday, May 23, 2018 at 2:00 p.m., Eastern time.

A Proxy Card and Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is for the purpose of considering and acting upon:

1.	the election of three directors;
2.	the ratification of the appointment of Bonadio & Co., LLP as our independent registered public accounting firm for the year ending December 31, 2018; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on the date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on April 3, 2018 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF FSB BANCORP, INC. A WRITTEN REVOCATION OR A DULY EXECUTED PROXY CARD BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE ANNUAL MEETING.

Our proxy statement, Annual Report and proxy card are available at www.fairportsavingsbank.com.

By Order of the Board of Directors

Roberta R. Ryan
Corporate Secretary

Fairport, New York

May 23, 2018

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL ENSURE THAT YOUR SHARES ARE VOTED. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

FSB Bancorp, Inc.

45 South Main Street

Fairport, New York 14450

(585) 223-9080

ANNUAL MEETING OF STOCKHOLDERS

May 23, 2018

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of FSB Bancorp, Inc. to be used at the Annual Meeting of Stockholders, which will be held at the Perinton Community Center located at 1350 Turk Hill Road, Fairport, New York 14450, on Wednesday, May 23, 2018, at 2:00 p.m., Eastern time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about April 23, 2018.

REVOCATION OF PROXIES

Stockholders who properly complete the enclosed proxy card retain the right to revoke their proxy in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of FSB Bancorp, Inc. will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted “FOR” the proposals set forth in this Proxy Statement.

Proxies may be revoked by sending written notice of revocation to the Secretary of FSB Bancorp, Inc. at the address shown above, delivering a later-dated proxy card or by attending the Annual Meeting and voting in person. The presence at the Annual Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of FSB Bancorp, Inc. prior to the voting of such proxy. If you are a stockholder whose shares are not registered in your name, you will need appropriate documentation from your record holder to vote in person at the Annual Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Except as otherwise noted below, record holders of FSB Bancorp, Inc.’s common stock, par value $0.01 per share, as of the close of business on April 3, 2018 are entitled to one vote for each share then held. As of April 3, 2018, there were 1,941,253 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.

As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote FOR each nominee proposed by the Board, or to WITHHOLD authority to vote for each nominee. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld.

As to the ratification of Bonadio & Co., LLP as the independent registered public accounting firm for the year ending December 31, 2018, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification. The affirmative vote of a majority of the shares cast at the Annual Meeting, without regard to either broker non-votes or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required for the ratification of Bonadio & Co., LLP as the independent registered public accounting firm for the year ending December 31, 2018.

Persons and groups who beneficially own in excess of 5% of our shares of common stock are required to file certain reports with FSB Bancorp, Inc. and the Securities and Exchange Commission regarding such ownership. The following table sets forth, as of April 3, 2018, the shares of common stock beneficially owned by each person who was known to us as the beneficial owner of more than 5% of our outstanding shares of common stock.

	Amount of Shares
	Owned and Nature	Percent of Shares
Name and Address of	of Beneficial	of Common Stock
Beneficial Owners	Ownership (1)	Outstanding
Lawrence B. Seidman(2)	116,100	5.98%
1000 Lanidex Plaza, 1st Floor
Parsippany, New Jersey 07054

MFP Partners, L.P.(3)	166,286	8.57%
909 Third Avenue, 33rd Floor
New York, New York 10022

(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, shares of common stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares.
(2)	On a Schedule 13D filed with the Securities and Exchange Commission on November 28, 2017, Seidman and Associates, L.L.C. reported sole dispositive and voting power with respect to 20,013 shares of our common stock; Seidman Investment Partnership, L.P. reported sole dispositive and voting power with respect to 27,013 shares of our common stock; Seidman Investment Partnership II, L.P. reported sole dispositive and voting power with respect to 21,046 shares of our common stock; Seidman Investment Partnership III, L.P. reported sole dispositive and voting power with respect to 4,584 shares of our common stock; LSBK06-08, L.L.C. reported sole dispositive and voting power with respect to 10,808 shares of our common stock; Broad Park Investors, L.L.C. reported sole dispositive and voting power with respect to 12,724 shares of our common stock; Chewy Gooey Cookies, L.P. reported sole dispositive and voting power with respect to 4,050 shares of our common stock; CBPS, LLC reported sole dispositive and voting power with respect to 15,772 shares of our common stock; Veteri Place Corporation reported sole dispositive and voting power with respect to 74,729 shares of our common stock; JBRC I, LLC reported sole dispositive and voting power with respect to 4,584 shares of our common stock; and Lawrence B. Seidman reported sole dispositive and voting power with respect to 116,100 shares of our common stock.
(3)	On a Schedule 13G/A filed with the Securities and Exchange Commission on September 18, 2017, MFP Partners, L.P. reported shared dispositive and voting power with respect to 166,286 shares of our common stock; MFP Partners LLC reported shared dispositive and voting power with respect to 166,286 shares of our common stock; and Michael F. Price reported shared dispositive and voting power with respect to 166,286 shares of our common stock.

Participants in the Fairport Savings Bank Employee Stock Ownership Plan (the “ESOP”) will each receive a Vote Instruction Form that reflects all of the shares that the participant may direct the trustees to vote on his or her behalf under the plan. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of FSB Bancorp, Inc. common stock allocated to his or her account. The ESOP trustee will vote all unallocated shares of FSB Bancorp, Inc. common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. In addition, participants in the Fairport Savings Bank 401(k) Savings Plan (“401(k) Plan”) who have assets invested in FSB Bancorp, Inc. common stock will receive a Vote Instruction Form that allows them to direct the 401(k) Plan trustee to vote their shares held by the 401(k) Plan. If a participant does not direct the 401(k) Plan trustee as to how to vote his or her shares in the 401(k) Plan, the trustee will vote such interest in the same proportion as it has received voting instructions from other 401(k) Plan participants. The deadline for returning your ESOP Vote Instruction Form and/or 401(k) Vote Instruction Form is Wednesday, May 16, 2018.

PROPOSAL I — ELECTION OF DIRECTORS

Directors are divided into three classes, with one class of directors elected annually. Our directors are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify. The Nominating Committee of the Board of Directors has nominated Dawn DePerrior, Lowell C. Patric, and James E. Smith to each serve for a three-year term to expire in 2021. Each nominee has agreed to serve as a director if elected.

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The Board of Directors recommends a vote “FOR” each of the nominees listed in this Proxy Statement.

The table below sets forth certain information, as of April 3, 2018, regarding the nominees, the other current members of our Board of Directors, and executive officers who are not directors, including the terms of office of board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the Annual Meeting for the election of the proposed nominees. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any of the nominees or continuing directors and any other person pursuant to which such nominees or continuing directors were selected. No shares of common stock have been pledged as security for a loan.

Name	Position(s) Held With FSB Bancorp, Inc.	Age(1)	Director Since(2)	Current Term Expires	Shares Beneficially Owned(3)		Percent of Class

NOMINEES

Dawn DePerrior	Director	60	2015	2018	4,000	(4)	*
Lowell C. Patric	Director	72	2009	2018	11,044	(5)	*
James E. Smith	Director	71	1991	2018	5,338	(6)	*

CONTINUING BOARD MEMBERS

Dana C. Gavenda	Executive Chairman of the Board	66	2002	2019	52,089	(7)	2.7%
Charis W. Warshof	Director	68	2002	2019	9,765	(8)	*
Thomas J. Weldgen	Director	65	2015	2019	3,250	(9)	*
Kevin D. Maroney	President, Chief Executive Officer and Director	60	2017	2020	34,570	(10)	1.8%
Stephen J. Meyer	Director	71	2015	2020	4,500	(11)	*
Alicia H. Pender	Director	60	2008	2020	5,088	(12)	*

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Kathleen M. Dold	Senior Vice President, Lending	62	N/A	N/A	3,585	(13)	*

Michael R. Giancursio	Executive Vice President and Chief Lending Officer	50	N/A	N/A	2,500	(14)	*

Cheryl M. Gregory	Senior Vice President, Retail Banking	52	N/A	N/A	3,557	(15)	*

Angela M. Krezmer	Vice President, Principal Financial Officer	32	N/A	N/A	2,558	(16)	*

All Directors, Nominees and Executive Officers as a Group (14 persons)					144,294		7.4%

*	Less than 1%.
(1)	As of April 3, 2018
(2)	Includes service with Fairport Savings Bank and FSB Bancorp, Inc. (and predecessor FSB Community Bankshares, Inc.)
(3)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, shares of common stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares.
(4)	Includes 2,500 shares of unvested restricted stock.
(5)	Includes 2,500 shares of unvested restricted stock.
(6)	Includes 2,500 shares of unvested restricted stock.
(7)	Includes 17,036 shares allocated to Mr. Gavenda’s ESOP account, 19,410 shares of unvested restricted stock, 9,988 shares in his 401(k) account, and 54 shares held by Mr. Gavenda’s wife.
(8)	Includes a trust with 3,500 shares, 2,500 shares of unvested restricted stock, and 544 shares held by Ms. Warshof’s husband.
(9)	Includes 2,500 shares of unvested restricted stock and 50 shares held by Mr. Weldgen’s wife.
(10)	Includes 19,410 shares of unvested restricted stock, 6,872 shares allocated to Mr. Maroney’s ESOP account and 8,288 shares in his 401(k) account.
(11)	Includes 2,500 shares of unvested restricted stock.
(12)	Includes 2,500 shares of unvested restricted stock and 1,500 shares held by Ms. Pender’s husband.
(13)	Includes 2,000 shares of unvested restricted stock and 1,585 shares allocated to Ms. Dold’s ESOP account.

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(14)	Includes 2,500 shares of unvested restricted stock.
(15)	Includes 2,000 shares of unvested restricted stock, 1,057 shares allocated to Ms. Gregory’s ESOP account, and 500 shares held by Ms. Gregory’s husband.
(16)	Includes 2,000 shares of unvested restricted stock and 558 shares allocated to Ms. Krezmer’s ESOP account.

The business experience for the past five years of each of our directors, nominees and executive officers is set forth below. With respect to directors, the biographies also contain information regarding the person’s experience, qualifications, attributes or skills that caused the Nominating Committee and the board of directors to determine that the person should serve as a director. Unless otherwise indicated, directors have held their positions for the past five years.

Nominees

Dawn DePerrior is Vice President, Information Technology Operations of Constellation Brands, an international producer and marketer of wine, beer, and spirits since 2014. Previously, she was the Senior Director of Information Systems at the University of Rochester Medical Center from 2008 to 2014. Her experience with information technology will provide the Board with valuable insights into cyber-security issues facing Fairport Savings Bank.

Lowell C. Patric is a co-founder, member of the Board and Chief Financial Officer of Karma Culture, Pittsford, New York. Karma Culture was organized to develop, market, and sell a line of natural spring water and vitamin additives mix-to-drink beverage products and to develop and explore uses for its proprietary dispensing cap technology. Prior to Karma Culture, Mr. Patric was founder and Principal of LCP Management Services in Rochester, New York. LCP Management Services was established as a general management consulting firm providing financial advice in regards to strategic initiatives to local and national businesses. Mr. Patric has 26 years of banking experience, including serving in 1993 as President and Chief Operating Officer of RCSB Financial, Inc., a retail consumer financial services holding company including a $4.0 billion banking subsidiary, an insurance company, a full service brokerage subsidiary, a mortgage banking subsidiary, and an automobile finance subsidiary, headquartered in Rochester, New York.   Mr. Patric has extensive experience in financial and strategic planning, risk management, investment and balance sheet management, and bank capital management.

James E. Smith is retired. Prior to his retirement in 2013, Mr. Smith served as Supervisor of the Town of Perinton, New York, an elected office that he held since 1984. Mr. Smith’s previous position as the Supervisor of the Town of Perinton, his knowledge of the local municipalities and contacts with local community leaders and politicians provides the Board with insight into dealing with such municipalities and assists the Board in assessing local government actions which may affect FSB Bancorp, Inc. or its subsidiaries. Mr. Smith holds an MBA degree from Syracuse University.

Continuing Directors

Dana C. Gavenda retired as Chief Executive Officer of Fairport Savings Bank on December 31, 2017. He was President and Chief Executive Officer for the prior 16 years. He continues to serve FSB Bancorp, Inc. and Fairport Savings Bank as Executive Chairman of the Board of Directors. Mr. Gavenda has held various positions in the banking industry since 1973. Mr. Gavenda’s significant local banking experience provides the Board with perspective on market trends and opportunities. He also assists the Board in assessing trends and developments in the financial institutions industry on a local and national basis.

Kevin D. Maroney has served as our Chief Executive Officer since January 2018 and was named President in October 2017. Mr. Maroney first joined Fairport Savings Bank in 2004 and has served in a number of executive and senior management roles, most recently as our Chief Financial Officer and Chief Operating Officer, positions he has held since 2004. Mr. Maroney has over 37 years of banking experience and has extensive finance and asset/liability experience with his primary objective to successfully execute Fairport Savings Bank’s strategic plan with a focus on long-term strategies to deliver increased stockholder value.

Stephen Meyer retired in 2015 from M&T Bank, where he held various retail and commercial banking senior management positions in Rochester since 1969. His last 10 years with M&T, he served as an insurance consultant with M&T Securities and Wilmington Trust Company. His experience provides the Board with valuable perspective as to the operations of Fairport Wealth Management, retail banking, and commercial lending.

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Alicia H. Pender is the Director of Finance at Sisters of St. Joseph of Rochester, a position she has held since 1991. Ms. Pender has over 30 years of experience in accounting and finance, and is a certified public accountant in the State of New York. Ms. Pender’s background as a certified public accountant provides the Board with valuable insight into the accounting and reporting issues faced by FSB Bancorp, Inc. and in assessing strategic transactions involving FSB Bancorp, Inc.

Charis W. Warshof is retired. She has held positions, including Vice President, Investor Relations with Home Properties, Inc., a New York Stock Exchange-traded Real Estate Investment Trust located in Rochester, New York, from 2001 until her retirement in 2015. Ms. Warshof has more than 20 years of prior banking experience, including as Senior Vice President of RCSB Financial, Inc., with responsibility for strategic planning, marketing, corporate relations and investor relations. Her experience provides the Board with valuable insight into corporate governance, public relations, marketing, and investor relations best practices.

Thomas J. Weldgen has been the Chief Financial Officer of DiMarco Group, LLC, a real estate and construction company since 2014. From 1992 until 2014, Mr. Weldgen was Chief Financial Officer of CPAC, Inc., a photographic chemicals and equipment company that was liquidated pursuant to the federal bankruptcy laws in 2015. Mr. Weldgen’s background as a chief financial officer provides the Board with valuable insight into the accounting and reporting issues facing FSB Bancorp, Inc.

Executive Officers Who are Not Directors

Kathleen M. Dold is our Senior Vice President and Loan Operations Manager. Her areas of responsibility include underwriting, loan delivery and servicing. Ms. Dold has over 30 years’ experience in mortgage lending with an emphasis on underwriting. Prior to joining Fairport Savings Bank in 2000, she held similar managerial positions at local financial institutions including Albion Federal Savings & Loan Association and Sibley Mortgage Corporation.

Michael R. Giancursio is our Executive Vice President and Chief Lending Officer. Mr. Giancursio is responsible for managing the sales and operations of our commercial and residential lending areas as well as managing the loan portfolio credit risk in each of these departments. Mr. Giancursio is a former National Bank Examiner for the Comptroller of the Currency and has 20 years of experience in commercial lending, cash management, and deposits. Before joining Fairport Savings Bank in 2017, Mr. Giancursio was a Vice President and Senior Credit Officer at M&T Bank from 2013 to 2017.

Cheryl M. Gregory is our Senior Vice President of Retail Banking and joined Fairport Savings Bank in 2001.  Ms. Gregory’s areas of responsibility include branch administration and marketing. She also oversees our retail banking program and our wealth management division as well as supervising Bank Secrecy and Security. Prior to joining Fairport Savings Bank, she was employed from 1984 to 1992 with Columbia Bank which was acquired by Oswego City Savings Bank in 1992 who then changed their name to Pathfinder Bank.

Angela M. Krezmer is our Vice President and Principal Financial Officer. Ms. Krezmer has held various accounting and treasury positions since joining Fairport Savings Bank in 2008. Ms. Krezmer has extensive experience in Securities and Exchange Commission (“SEC”) reporting as well as the treasury management responsibilities of Fairport Savings Bank.

Board Independence

The Board of Directors has determined that each of our directors and nominees, with the exception of Messrs. Maroney and Gavenda, is “independent” as defined in the listing standards of the Nasdaq Stock Market. Mr. Maroney is not independent because he is one of our executive officers. Mr. Gavenda is not independent because he served as an executive officer of FSB Bancorp, Inc. and Fairport Savings Bank within the last three years. There were no other transactions to be disclosed that were not required to be disclosed under “Related Party Transactions.”

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Board Leadership Structure

At FSB Bancorp, Inc. the positions of Chairman of the Board and Chief Executive Officer have always been held by different individuals. The Chairman of the Board provides guidance to the Chief Executive Officer, is active in setting the agenda for Board meetings, and presides over meetings of the full Board. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of FSB Bancorp, Inc. Pursuant to Nasdaq listing rules, the Audit Committee, Compensation/Benefits/Marketing Committee and Nominating Committee are comprised of and chaired solely by independent directors. Because our Chairman, Dana C. Gavenda, is not independent under Nasdaq rules, the Board has appointed Lowell C. Patric the Lead Independent Director. Mr. Patric will lead all meetings of the Board when executive sessions are held or for any meetings of the independent directors.

Board’s Role in Risk Oversight

The Board’s role in FSB Bancorp, Inc.’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to FSB Bancorp, Inc., including operational, financial, legal and regulatory, strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are reviewed and discussed at committee meetings) receives these reports from the appropriate “risk owner” within the organization to enable the Board or appropriate committee to understand our risk identification, risk management and risk mitigation strategies. When a committee receives the report, the Chairman of the relevant committee reports on the discussion to the full Board at the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. Under recent New York Regulations Fairport Savings Bank is required to meet certain cybersecurity standards. In compliance with these recent cybersecurity regulations FSB Bancorp, Inc.’s Chief Information Security Officer provided a report to the Board certifying compliance under regulation 23 NYCRR Part 500.19.

Code of Ethics

FSB Bancorp, Inc. has adopted a Code of Ethics that is applicable to the Board of Directors and Fairport Savings Bank’s senior executive officers, including the principal executive officer, principal financial officer, principal accounting officer and all officers performing similar functions. There were no amendments made to or waivers from our Code of Ethics in 2017. The Code of Ethics is posted on our website at www.fairportsavingsbank.com.

Meetings and Committees of the Board of Directors

The business of FSB Bancorp, Inc. is conducted at regular and special meetings of the Board and its committees. In addition, the “independent” members of the Board of Directors (as defined in the listing standards of the Nasdaq Stock Market) meet in executive sessions. The standing committees of the Board of Directors of FSB Bancorp, Inc. are the Audit Committee, Compensation/Benefits/Marketing Committee; and Nominating & Corporate Governance Committee (“Nominating”).

During the year ended December 31, 2017, the Board of Directors had 12 regular meetings and no special meetings. No member of the Board or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the board of directors (held during the period for which he or she was a director); and (ii) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served).

Audit Committee. The Audit Committee is comprised of Directors Pender (who serves as Chairman), DePerrior, Warshof, and Weldgen. The Board of Directors has determined that Director Alicia Pender qualifies as an “audit committee financial expert” under applicable SEC rules. Information with respect to the experience of Ms. Pender is included in “Continuing Directors.” Each member of the Audit Committee is “independent” in accordance with SEC and Nasdaq standards.

Our Board of Directors has adopted a written charter for the Audit Committee, which is posted on our website at www.fairportsavingsbank.com. As more fully described in the Audit Committee Charter, the Audit Committee is responsible for providing oversight relating to our consolidated financial statements and financial reporting process, systems of internal accounting and financial controls, outsourced internal audit services, annual independent audit and the compliance and ethics programs established by management and the Board. The Audit Committee met four times during the year ended December 31, 2017.

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Audit Committee Report

The Audit Committee has issued a report that states as follows:

•	We have reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2017;

•	We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 1301 “Communication with Audit Committees”; and

•	We received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the Securities and Exchange Commission.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that FSB Bancorp, Inc. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee:

Alicia H. Pender (Chair)       Dawn DePerrior       Charis W. Warshof       Thomas J. Weldgen

Nominating Committee. The Nominating Committee consists of Directors Warshof (who serves as Chairman), Meyer, Pender, and Smith each of whom is independent in accordance with Nasdaq standards. The Nominating Committee met four times during the year ended December 31, 2017. Our Board of Directors has adopted a written charter for the Nominating Committee, which is posted on our website at www.fairportsavingsbank.com.

The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to FSB Bancorp, Inc.’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If there were a vacancy on the Board because any member of the Board does not wish to continue in service or if the Nominating Committee decides not to re-nominate a member for re-election, the Nominating Committee would determine the desired skills and experience of a new nominee, solicit suggestions for director candidates from all Board members and may engage in other search activities. Candidates should possess certain attributes, including integrity and a devotion to ethical behavior, a primary interest in the well-being of FSB Bancorp, Inc., a capacity for independent judgment, good business acumen, the capacity to protect confidential information, an ability to work as a member of a team and a willingness to evaluate other points of view.

In addition to examining a candidate’s qualifications in light of the above attributes, the Nominating Committee would consider the following: the overall character of the candidate and any existing or potential conflict of interest; the candidate’s willingness to serve and ability to devote the time and effort required; the candidate’s record of leadership; the director qualification requirements in Article II, Section 12 of our Bylaws and the ability to develop business for FSB Bancorp, Inc. In addition, our Bylaws provide that no individual may be nominated to the Board of Directors if the person has attained the age of 75 years.

We do not maintain a specific diversity policy, but diversity is considered in our review of candidates. Diversity includes not only gender and ethnicity, but the various perspectives that come from having differing viewpoints, geographic and cultural backgrounds, and life experiences.

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During the year ended December 31, 2017, we did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director.

The Nominating Committee may consider qualified candidates for Director suggested by our stockholders. Stockholders can suggest qualified candidates for Director by writing to our Corporate Secretary at 45 South Main Street, Fairport, New York 14450. The Corporate Secretary must receive a submission not less than 120 days prior to the anniversary date of our proxy materials for the preceding year’s annual meeting. The submission must include the following:

•	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Committee;

•	The name and address of the stockholder as such information appears on FSB Bancorp, Inc.’s books, and the number of shares of FSB Bancorp, Inc.’s common stock that are owned beneficially by such stockholder. If the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required;

•	The name, address and contact information for the candidate, and the number of shares of common stock of FSB Bancorp, Inc. that are owned by the candidate. If the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership will be required;

•	A statement of the candidate’s business and educational experience;

•	Such other information regarding the candidate as would be required to be included in FSB Bancorp, Inc.’s proxy statement pursuant to SEC Regulation 14A;

•	A statement detailing any relationship between the candidate and FSB Bancorp, Inc. or its affiliates;

•	A statement detailing any relationship between the candidate and any customer, supplier or competitor of FSB Bancorp, Inc. or its affiliates;

•	Detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	A statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

Submissions that are received and that satisfy the above requirements are forwarded to the Chairman of the Nominating Committee for further review and consideration. A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in “Advance Notice Of Business To Be Conducted At An Annual Meeting”.

The Nominating Committee did not receive any stockholder recommended nominees for inclusion in this Proxy Statement.

Compensation/Benefits/Marketing Committee

The Compensation/Benefits/Marketing Committee (the “Compensation Committee”) of the Board of Directors of FSB Bancorp, Inc. is responsible for developing compensation guidelines and for recommending the compensation for the Chief Executive Officer, the Chief Financial Officer and other senior executive officers. The Compensation Committee consists of Directors Patric (who serves as Chairman), DePerrior, Meyer, and Smith. Each of the members is independent as defined in the Nasdaq listing standards. During the year ended December 31, 2017, the Compensation Committee met ten times.

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The role of the Compensation Committee is to review annually the compensation levels of the executive officers and directors and recommend compensation changes to the Board of Directors. The Compensation Committee is also responsible for the administration of the Annual Incentive Plan and the 2017 Equity Incentive Plan. It is intended that the executive compensation program will enable us to attract, develop and retain talented executive officers who are capable of maximizing our performance for the benefit of the stockholders. We seek to maintain compensation levels that are competitive with other financial institutions, and particularly those in our peer group based on asset size and market area.

The Compensation Committee considers a number of factors in its decisions regarding executive compensation, including, but not limited to, the level of responsibility and performance of the individual executive officers, the overall performance of FSB Bancorp, Inc. and compensation paid to executives at peer group financial institutions. The Compensation Committee also considers the recommendations of the Chief Executive Officer with respect to the compensation of executive officers other than the Chief Executive Officer. The Compensation Committee and the Chief Executive Officer review the same information in connection with this recommendation.

The base salary levels for our executive officers are set to reflect the duties and levels of responsibilities inherent in the position and to reflect competitive conditions in the banking business in our market area. Comparative salaries paid by other financial institutions are considered in establishing the salary for the given executive officer. The Compensation Committee has utilized bank compensation surveys compiled by the American Bankers Association and other sources. In setting the base salaries, the Compensation Committee also considers a number of factors relating to the executive officers, including individual performance, job responsibilities, experience level, ability and the knowledge of the position. These factors are considered subjectively and none of the factors are accorded a specific weight.

During the year ended December 31, 2017, the Compensation Committee engaged Arthur Warren Associates to provide assistance in reviewing FSB Bancorp, Inc.’s and Fairport Savings Bank’s overall compensation program, including the equity awards made by the Compensation Committee in 2017. The Compensation Committee considered the independence of Arthur Warren Associates in light of Securities and Exchange Commission rules and Nasdaq corporate governance listing standards and concluded that that the work performed by Arthur Warren Associates and its consultants involved in the engagement did not raise any conflict of interest and concluded that they were independent consultants to the Compensation Committee.

Communications with the Board of Directors

Any stockholder who wishes to contact our Board of Directors or an individual director may do so by writing to: Board of Directors, FSB Bancorp, Inc., 45 South Main Street, Fairport, New York 14450, Attention: Corporate Secretary. Communications are reviewed by the Corporate Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Corporate Secretary may attempt to handle an inquiry directly or forward a communication for response by another employee of FSB Bancorp, Inc., and the Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

Attendance at Annual Meetings of Stockholders

We do not have a policy regarding director attendance at annual meetings of stockholders, although directors are requested to attend these meetings absent unavoidable conflicts. All of our directors attended our 2017 Annual Meeting of Stockholders.

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Executive Compensation

The following table shows the compensation of Dana C. Gavenda, our principal executive officer in 2017, and the two most highly compensated other executive officers who earned total compensation of $100,000 or more for services to FSB Bancorp, Inc. or any of its subsidiaries during the year ended December 31, 2017. We refer to these individuals as “Named Executive Officers.”

Name and principal position	Year	Salary ($)	Stock Awards ($)(1)	Options Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Dana C. Gavenda	2017	225,000	324,535	811,589	22,500	33,986	1,417,610
Chief Executive Officer(3)	2016	212,000	-	-	64,229	137,317	413,546

Kevin D. Maroney	2017	196,000	324,535	811,589	10,290	66,209	1,408,623
President, Chief Financial Officer and Chief Operating Officer(4)	2016	168,000	-	-	34,098	59,739	261,837

Kathleen M. Dold	2017	98,000	-	-	4,704	11,025	113,729
Senior Vice President, Lending	2016	93,000	-	-	8,370	9,647	111,017

(1)	The amounts for the year ended December 31, 2017 represent the grant date fair value of the stock and option awards granted to the named executive officers under the 2017 Equity Incentive Plan. The grant date fair value of the stock and option awards have been computed in accordance with the stock-based compensation accounting rules (FASB ASC Topic 718). Assumptions used in the calculations of these amounts are included in note 9 to our financial statements in our Annual Report on Form 10-K filed with the SEC on March 30, 2018.

(2)	The compensation represented by the amounts for 2017 set forth in the All Other Compensation column for the Named Executive Officers is detailed in the following table. ESOP allocations for the year ended December 31, 2017 were 232 shares for Mr. Gavenda, 213 shares for Mr. Maroney, and 91 shares for Ms. Dold. The ESOP value in the table below is based on FSB Bancorp, Inc.’s closing stock price as of December 31, 2017 of $17.00 per share.

(3)	Mr. Gavenda retired as Chief Executive Officer on December 31, 2017.

(4)	Mr. Maroney became Chief Executive Officer on January 1, 2018.

Other Compensation
	401(k) Plan Contributions	ESOP Contributions	SERP Contributions	Supplemental Disability Insurance Premiums	Country Club and Automobile Allowance	Total All Other Compensation

Dana C. Gavenda	$18,307	$3,944	$—	$753	$10,982	$33,986

Kevin D. Maroney	$15,989	$3,621	$37,737	$1,301	$7,561	$66,209

Kathleen M. Dold	$8,133	$1,547	$—	$1,345	$—	$11,025

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Amounts included in the “Stock Awards” and “Option Awards” columns of the summary compensation table for the year ended December 31, 2017 represent grants under our 2017 Equity Incentive Plan. Notwithstanding that (1) these awards vest ratably over a five-year period following the grant date; and (2) the annual financial statement expense that we are required to recognize for these grants will be expensed ratably over the vesting period and will be significantly less than the amounts included in the “Stock Awards” and “Option Awards” columns for the year ended December 31, 2017, the Securities and Exchange Commission rules require that we report the full grant date fair value of restricted stock and stock option awards in the year in which the grants are made. In addition, with respect to the stock options, the actual value, if any, realized by any named executive officer from any stock options will depend on the extent to which the market value of FSB Bancorp, Inc. common stock exceeds the exercise price of the stock option on the date of exercise. Accordingly, there is no assurance that the value realized by a named executive officer will be at or near the value estimated above in the “Options Awards” column.

Outstanding Equity Awards at Year End. The following table sets forth information with respect to outstanding equity awards as of December 31, 2017 for the named executive officers. All equity awards reflected in this table were granted pursuant to our 2017 Equity Incentive Plan, described below.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable(1)	Number of securities underlying unexercised options (#) unexercisable(1)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(2)	Market value of shares or units of stock that have not vested ($)(3)
Dana C. Gavenda	-	48,540	-	$16.72	10/2/2027	19,410	$329,970
Kevin D. Maroney	-	48,540	-	$16.72	10/2/2027	19,410	$329,970
Kathleen M. Dold	-	-	-	$-	-	-	$-

(1)	Options vest in five equal annual installments commencing on October 2, 2018.

(2)	Stock awards vest in five equal annual installments commencing on October 2, 2018.

(3)	Based on the $17.00 per share trading price of FSB Bancorp, Inc. common stock on December 31, 2017.

Benefit Plans

Employment Agreement with Kevin D. Maroney. Fairport Savings Bank entered into an employment agreement with Mr. Maroney, effective as of January 1, 2018. The employment agreement supersedes and replaces Mr. Maroney’s change in control agreement with Fairport Savings Bank dated March 28, 2012. The employment agreement has an initial term of three years and renews annually such that the remaining term will be three years, unless otherwise terminated. Notwithstanding the foregoing, in the event of a change in control of FSB Bancorp, Inc. or Fairport Savings Bank, the term will automatically be extended to expire no less than three years beyond the effective date of the change in control.

The employment agreement provides base salary to Mr. Maroney for his services, which beginning on January 1, 2018 was $220,000. The base salary may be increased, but not decreased. In addition to the base salary, the agreement provides for, among other things, participation in bonus programs and other employee pension benefit and fringe benefit plans applicable to executive employees, a monthly automobile allowance, and other reasonable business expenses incurred.

In the event of Mr. Maroney’s involuntary termination of employment for reasons other than cause, disability or death, or in the event of his resignation for “good reason,” he will receive a severance payment equal to the higher of the amount of base salary that would have been earned by Mr. Maroney had he remained employed with the Bank for the greater of: (1) 12 months; or (2) the remaining term of the agreement (the "Benefit Period"). Such payment will be payable in a lump sum within 30 days following Mr. Maroney’s date of termination. Additionally, Mr. Maroney would be entitled to the continuation, at Fairport Savings Bank’s expense, of life insurance coverage and non-taxable medical and dental insurance coverage upon the earlier of: (1) the completion of the Benefit Period; or (2) the date on which Mr. Maroney becomes a full-time employee of another employer, provided he is entitled to benefits that are substantially similar to the health and welfare benefits provided by the Bank. For purposes of the employment agreement, “good reason” is defined as: (1) a material reduction in Mr. Maroney’s base salary, (2) a material reduction in Mr. Maroney’s authority, duties or responsibilities from the position and attributes associated with serving as President and Chief Executive Officer, (3) a relocation of Mr. Maroney’s principal place of employment by more than 25 miles from its location at the effective date of the employment agreement or (4) a material breach of the employment agreement by Fairport Savings Bank.

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In the event of a termination for any reason following a change in control of Fairport Savings Bank or FSB Bancorp, Mr. Maroney (or, in the event of his death, his beneficiary) would be entitled to a severance payment equal to three times the sum of Mr. Maroney’s highest base salary during the term of the employment agreement, and the highest annual cash bonus paid to, or earned by, Mr. Maroney during the calendar year of the change in control or either of the two calendar years immediately preceding the change in control. Such severance will be paid as a lump sum within 30 days following Mr. Maroney’s date of termination. Moreover, Mr. Maroney would be entitled to the continuation, at Fairport Savings Bank’s expense, of life insurance and non-taxable medical and dental coverage until the earlier of: (1) the date which is three years from Mr. Maroney's date of termination or (2) the date on which Mr. Maroney becomes a full-time employee of another employer, provided Mr. Maroney is entitled to the benefits that are substantially similar to the health and welfare benefits provided by the Bank.

If Mr. Maroney becomes disabled during the term of the agreement, the agreement shall terminate and Mr. Maroney would have no right to receive any other compensation or benefits under the agreement. In the event Mr. Maroney dies while employed by Fairport Savings Bank, his estate or designated beneficiary will be paid Mr. Maroney’s base salary for one year and his spouse and dependents would continue to receive non-taxable medical and dental coverage comparable to the coverage currently maintained by the bank for Mr. Maroney and his family.

While employed and for a period of 12 months following his date of termination for any reason (except if such termination occurs on or after a change in control), Mr. Maroney will be subject to non-competition and non-solicitation covenants.

Executive Compensation Clawback Agreement with Kevin D. Maroney. On February 23, 2012, Fairport Savings Bank entered into an Executive Compensation Clawback Agreement with Mr. Maroney. Under the agreement, Mr. Maroney acknowledges that he will not be entitled to receive any payments due under the annual Incentive Compensation Program offered by Fairport Savings Bank (the “Incentive Plan”) and/or may be required to repay any payments previously received under the Incentive Plan in the following circumstances: (1) Mr. Maroney’s Incentive Plan payment was conditioned upon achieving certain financial results that were subsequently the subject of a substantial restatement of Fairport Savings Bank’s financial statements and Mr. Maroney engaged in misconduct that caused the need for the substantial restatement, and a lower payment would have been made to Mr. Maroney based upon the restated financial results, or (2) the board of directors of Fairport Savings Bank determines that Mr. Maroney has engaged in fraud, gross negligence or willful misconduct detrimental to Fairport Savings Bank. If Fairport Savings Bank determines that one of the circumstances described above has occurred, Mr. Maroney will be notified and will have ten days to request a reconsideration of Fairport Savings Bank’s determination. If Mr. Maroney fails to request reconsideration and/or Fairport Savings Bank elects not to reconsider its determination, he will be liable for repayment of all Incentive Plan payments paid within the preceding three years or during the period of conduct examined, whichever is longer. Fairport Savings Bank is entitled to offset any such liability against any compensation owed to him by Fairport Savings Bank and he will become ineligible to receive any further Incentive Plan payments. In the event Mr. Maroney is required to repay any amount to Fairport Savings Bank, such repayment will be due within one year from Fairport Savings Bank’s notification of the repayment obligation. In the event such repayment obligation triggers income tax penalties to Fairport Savings Bank or Mr. Maroney, Mr. Maroney will be solely responsible for the payment of such taxes.

Change in Control Agreement with Michael R. Giancursio. On October 30, 2017, Fairport Savings Bank entered into a change in control agreement with Mr. Giancursio. The agreement provides that if Mr. Giancursio either: (1) is terminated by Fairport Savings Bank (or any successor) for any reason other than for cause; or (2) voluntarily resigns for “good reason” within 24 months following a change in control of Fairport Savings Bank or FSB Bancorp, Mr. Giancursio will be entitled to a payment equal to two times the sum of the Executive’s highest annual base salary at any time under the agreement and the highest annual cash bonus paid to, or earned by, Mr. Giancursio during the calendar year of the Change in Control or either of the two calendar years immediately preceding the Change in Control. Such payment shall be payable within 10 business days following the Executive’s date of termination, and will be subject to applicable withholding taxes. In the event of death, the benefit will be paid to Mr. Giancursio’s surviving spouse or, if no surviving spouse, to his estate. In addition, Mr. Giancursio would be entitled, at no expense, to the continuation of substantially to life, health and disability insurance coverage for 18 months following his date of termination.

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Notwithstanding the foregoing, the payments required under the agreement will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code.

Change in Control Agreement with Angela M. Krezmer. On January 1, 2018, Fairport Savings Bank entered into a change in control agreement with Ms. Krezmer. The agreement provides that if Ms. Krezmer either: (1) is terminated by Fairport Savings Bank (or any successor) for any reason other than for cause; or (2) voluntarily resigns for “good reason” within 24 months following a change in control of Fairport Savings Bank or FSB Bancorp, Ms. Krezmer will be entitled to a payment equal to two times the sum of the Executive’s highest annual base salary at any time under the agreement and the highest annual cash bonus paid to, or earned by, Ms. Krezmer during the calendar year of the Change in Control or either of the two calendar years immediately preceding the Change in Control. Such payment shall be payable within 10 business days following the Executive’s date of termination, and will be subject to applicable withholding taxes. In the event of death, the benefit will be paid to Ms. Krezmer’s surviving spouse or, if no surviving spouse, to her estate. In addition, Ms. Krezmer would be entitled, at no expense, to the continuation of substantially to life, health and disability insurance coverage for 18 months following her date of termination.

Notwithstanding the foregoing, the payments required under the agreement will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code.

Annual Incentive Plan. On January 1, 2012, the Annual Incentive Plan, a cash-incentive bonus plan, was adopted to align the interests of eligible employees with the overall performance of FSB Bancorp, Inc. and Fairport Savings Bank.

Employees selected by the Compensation Committee, which includes the Named Executive Officers, are eligible to participate in the plan. For each plan year (which is the calendar year), each participant will be granted an annual bonus award opportunity, designated as a percentage of base salary, subject to the satisfaction of certain performance objectives specified by the compensation committee for each participant. The specific performance objectives are determined annually by the Compensation Committee, and generally include objective performance targets on financial performance, growth, asset quality and risk management and subjective performance objectives, such as particular qualitative factors for the participant, based on his or her duties for Fairport Savings Bank. Each performance objective will specify level of achievements at “threshold,” “target” and “maximum” levels and will be weighted by priority as a percentage of the total annual bonus award payable to the participant. The annual bonus award earned is payable to each participant in a cash lump sum within 2.5 months following the end of each plan year, to the extent the performance objectives are determined to be satisfied by the Compensation Committee. Payment of an award is also contingent on the participant’s individual performance meeting expectations, as determined by the Compensation Committee.

For 2017, the Compensation Committee established the following range of annual cash incentive opportunities for threshold, target and maximum achievement (as a percentage of base salary):

Executive Officer	Threshold	Target	Maximum
Dana C. Gavenda	25%	30%	35%
Kevin D. Maroney	15%	20%	25%
Kathleen M. Dold	6%	8%	10%

Based on both the satisfaction of company and individual performance goals, Messrs. Gavenda and Maroney and Ms. Dold earned a bonus with respect to the 2017 performance period equal to $22,500, $10,290 and $4,704 respectively.

Supplemental Executive Retirement Plans. Effective August 1, 2010, Fairport Savings Bank established a Supplemental Executive Retirement Plan (“SERP”) with Mr. Maroney, which is a non-qualified defined benefit plan.  Under the terms of the SERP, upon separation from service after attaining age 65, Fairport Savings Bank will pay Mr. Maroney an annual benefit of $40,000, payable in equal monthly installments for 15 years commencing on the first day of the month after his separation from service.  If Mr. Maroney has a separation from service before age 65 or within 24 months after a change in control (as defined in the SERP) or if he experiences a disability (as defined in the SERP) before age 65 or if he dies, then he will be paid a lump sum equal to the accrual balance under the SERP on the first day of the month following his separation from service. However, no SERP benefits are payable if Mr. Maroney’s separation from service is for cause (as defined in the SERP).

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If Mr. Maroney is a “specified employee” on the date of his separation from service for any reason (other than due to death or disability), his SERP benefit shall commence or be paid no earlier than the first day of the seventh month following his separation from service.

Fairport Savings Bank also established a Supplemental Executive Retirement Plan, effective May 1, 2006, for Mr. Gavenda. In connection with Mr. Gavenda’s retirement on December 31, 2017, he is entitled to an annual payment under the plan of $60,000, payable for 15 years commencing on July 1, 2018.

401(k) Plan. Fairport Savings Bank maintains the Fairport Savings Bank 401(k) Savings Plan, a tax-qualified defined contribution retirement plan (the “401(k) Plan”), for all employees who have satisfied the 401(k) plan’s eligibility requirements. Employees are eligible to participate in the 401(k) Plan upon attainment of age 21 and completion of one year of service.

A participant may contribute up to 100% of his or her compensation to the 401(k) Plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code. For the 2017 calendar year, the maximum salary deferral contribution that can be made by a participant is $18,000, provided however that a participant over age 50 may contribute an additional $6,000 to the 401(k) Plan. In addition to salary deferral contributions, Fairport Savings Bank will make a matching contribution equal to 100% of the first 6% of the compensation that is deferred by the participant during the plan year. In addition, Fairport Savings Bank may make a discretionary contribution of up to 2% of each eligible employee’s annual base compensation. A participant is always 100% vested in his or her salary deferral contributions.  All employer contributions vest at a rate of 20% per year, beginning after the participant’s completion of his or her first year of service, such that the participant will be fully vested upon completion of five years of credited service. Generally, a participant (or participant’s beneficiary) may receive a distribution from his or her vested account at retirement (age 65), early retirement (age 55 and five years of vesting service), death, disability, or termination of employment.

Each participant has an individual account under the 401(k) plan and may direct the investment of his or her account among a variety of investment options available.

Stock Benefit Plans

Employee Stock Ownership Plan and Trust. Fairport Savings Bank adopted the Fairport Savings Bank Employee Stock Ownership Plan (the “ESOP”) in connection with FSB Community Bankshares, Inc.’s 2007 initial stock offering. As part of the offering, the ESOP borrowed funds from FSB Community Bankshares, Inc. (“FSB Community”) and used those funds to purchase 69,972 shares of the common stock.

On July 13, 2016 concurrent with the completion of the conversion of FSB Community Bankshares, MHC from the mutual holding company to stock holding company form of the organization, shares of common stock of FSB Community owned by the ESOP were exchanged for shares of FSB Bancorp, Inc.’s common stock pursuant to an exchange ratio. The shares of the common stock are the collateral for the loan. Employees who are at least 21 years old with at least one year of employment with Fairport Savings Bank are eligible to participate. The loan has a term of 20 years and is repaid principally from discretionary contributions by Fairport Savings Bank to the ESOP. The loan may be repaid over a shorter period, without penalty for prepayments. The interest rate is an adjustable rate equal to the prime rate, as published in the Wall Street Journal as of January 1 of each calendar year.

The shares purchased with the loan are held in a suspense account and are allocated to participants’ accounts in the employee stock ownership plan as the loan is repaid. Participants will have no interest in the shares in the suspense account and only have an interest in the shares actually allocated to their accounts as the loan is repaid. Allocations are made to each participant’s account in the ratio that his or her compensation bears to the compensation of all plan participants during the plan year. Benefits under the plan become vested at the rate of 20% per year, starting upon completion of two years of credited service, and will be fully vested upon completion of six years of credited service, with credit given to participants for up to three years of credited service with Fairport Savings Bank prior to the adoption of the plan. A participant’s interest in his account under the plan will also fully vest in the event of termination of service due to a participant’s normal retirement, death, disability, or upon a change in control (as defined in the plan). Vested benefits will be payable generally in the form of common stock, or to the extent participants’ accounts contain cash, benefits will be paid in cash. Pursuant to the accounting guidance governing employers’ accounting for employee stock ownership plans, we are required to record compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account. For 2017, this expense was $52,000.

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2017 Equity Incentive Plan. On August 29, 2017, the stockholders of FSB Bancorp, Inc. approved the 2017 Equity Incentive Plan (the “Equity Plan”) which provides for the grant of stock based awards to its Directors and executive officers of FSB Bancorp, Inc. and Fairport Savings Bank. The Equity Plan authorizes the issuance or delivery of up to 77,668 shares of FSB Bancorp, Inc. common stock pursuant to grants of restricted stock awards, incentive stock options, and non-qualified stock options; provided, however, that the maximum number of shares of stock that may be delivered pursuant to the exercise of stock options is 194,169 (all of which may be granted as incentive stock options).

The Equity Plan is administered by the members of FSB Bancorp, Inc.’s Compensation Committee of the Board of Directors (the “Compensation Committee”) who are “Disinterested Board Members” as defined in the Plan. The Compensation Committee has the authority and discretion to select the persons who will receive the awards; establish the terms and conditions relating to each award; adopt rules and regulations relating to the Equity Plan; and interpret the Equity Plan. The Equity Plan also permits the Compensation Committee to delegate all or any portion of its responsibilities and powers.

Our executive officers and outside directors are eligible to receive awards under the Equity Plan. Awards may be granted in a combination of restricted stock awards, incentive stock options, and non-qualified stock options. The exercise price of stock options granted under the Equity Plan may not be less than the fair market value on the date the stock option is granted. Stock options are subject to vesting conditions and restrictions as determined by the Compensation Committee. Stock awards under the Equity Plan will be granted only in whole shares of common stock. All restricted stock and stock option grants will be subject to conditions established by the Compensation Committee that are set forth in the award agreement.

A total of 62,700 restricted stock shares and 152,080 stock options were awarded by the Compensation Committee under the Equity Plan during 2017. The Named Executive Officers were awarded the following:

Named Executive Officers	# of Stock Options	# of Restricted Stock Awards
Dana C. Gavenda	48,540	19,410
Kevin D. Maroney	48,540	19,410
Kathleen M. Dold(1)	5,000	2,000

(1)	Ms. Dold’s equity awards were granted on January 5, 2018

The equity awards granted to each Named Executive Officer vest in equal 20% installments over the five-year period following the date of grant. Notwithstanding the foregoing, these awards would vest upon death, disability or involuntary termination of employment or service as a director following a change in control. The time-based component of the awards serve as a retention tool for the Named Executive Officers, and the stock options were viewed by the Compensation Committee as performance-based because value is only realized if there is stock price appreciation over the term of the options.

The parameters of determining the equity awards to be granted to the Named Executive Officers were within the regulatory guidelines and restrictions that would have applied to FSB Bancorp, Inc. if the Plan was adopted within one year of the second-step conversion. Moreover, the Compensation Committee believes that having equity awards is an important element of our overall executive compensation program, and better ensures the retention and stability of our high-performing individuals. The Compensation Committee also engaged Arthur Warren Associates, an independent compensation consultant, in 2017 to assess the Committee’s recommendations for granting stock options and restricted stock awards to the Named Executive Officers, including the underlying terms and conditions of the awards. The Compensation Committee considered the Named Executive Officer’s role and position in determining the amount of stock options and restricted stock awards he or she would receive to more closely align the executive’s compensation with his or her impact in creating value for our stockholders. The Compensation Committee also considered the Named Executive Officer’s past contributions, their individual roles in completing our reorganization to a mutual holding company in 2007 and second-step conversion in 2016 and the role the executive would play in FSB Bancorp, Inc.’s future. The Named Executive Officer’s sustained individual performance, leadership, operational effectiveness, tenure in office, and experience in the industry and employment market conditions in our geographic market were additional factors the Compensation Committee considered.

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The Compensation Committee also reviewed survey data regarding awards made to executive officers of other companies that had undertaken a mutual-to-stock conversion and related stock offering. Arthur Warren Associates concluded that the Compensation Committee’s recommendations for the awards, including their terms and conditions, were fair and reasonable and intended to align the economic interest of the Named Executive Officers with that of other stockholders, consistent with prevailing executive compensation practices in the competitive marketplace for similarly-situated financial institutions.

Directors’ Compensation

FSB Bancorp, Inc. pays no fees for service on the Board of Directors or Board committees. However, each of the individuals who currently serves as one of our directors also serves as a director of Fairport Savings Bank and earns fees in that capacity.

In 2017, each non-employee director received a retainer fee of $675 for each scheduled monthly meeting and $675 for attendance at each scheduled monthly meeting, and received $650 for attendance at meetings of the Audit Committee, Compensation/Benefits/Marketing Committee, and Nominating Committee, $250 for attendance at the quarterly ALCO Committee meetings, and $150 for attendance at any Commercial Loan Committee meeting. In addition to these fees in 2017, Director Twitchell received a fee of $7,000 for serving as the Chairman of the Board; Director Patric received a fee of an additional $150 per committee meeting for serving as the Chairman of the Compensation/Benefits/Marketing Committee, Director Pender received a fee of an additional $150 per committee meeting for serving as Chairman of the Audit Committee; and Director Warshof received a fee of an additional $150 per committee meeting for serving as Chairman of the Nominating Committee. Fairport Savings Bank paid cash fees totaling $256,083 to its eleven non-employee board members during the year ended December 31, 2017.

As of March 31, 2018, there were no increases to any of the Board fees.

Equity Award Program.  Directors are eligible to participate in the Equity Plan. Under the Plan, directors may receive restricted stock and stock option awards. The parameters for determining the equity awards to be granted to the non-employee directors were within the regulatory guidelines and restrictions that would have applied to FSB Bancorp, Inc. if the Plan was adopted within one year of the second-step conversion. The Compensation Committee also engaged Arthur Warren Associates, an independent compensation consultant to assess the Committee’s recommendations for granting stock options and restricted stock awards to non-employee directors. In determining the amount of restricted stock awards and stock options non-employee directors would receive, the Compensation Committee considered the board’s role in setting the strategic direction for FSB Bancorp, Inc., most notably, their role in completing the second-step conversion in 2016. The Committee also considered the directors’ past contributions, their industry knowledge, their financial expertise and the role they would play in FSB Bancorp, Inc.’s future. The Committee also reviewed survey data regarding awards made to directors of other companies that had undertaken a mutual to stock public offering. Arthur Warren Associates concluded that the Committee’s recommendations for the awards were fair and reasonable and intended to align the economic interest of the directors with that of other stockholders consistent with prevailing director compensation practices in the competitive marketplace for similarly situated public companies.

Director Compensation Table.  The following table sets forth for the year ended December 31, 2017 certain information as to the total remuneration we paid to our directors other than Mr. Gavenda and Mr. Maroney. No additional compensation was paid to Mr. Gavenda or Mr. Maroney for their services as directors.

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Name	Fees earned or paid in cash	Stock Awards ($)(1)	Option Awards ($)(1)	Total

Dawn DePerrior	$25,150	$41,800	$117,040	$183,990
Gary Lindsay(2)	19,700	16,218	-	35,918
Stephen J. Meyer	27,200	41,800	117,040	186,040
Terence O’Neil(2)	25,250	16,218	-	41,468
Lowell C. Patric	26,800	41,800	117,040	185,640
Alicia H. Pender	22,250	41,800	117,040	181,090
James E. Smith	21,250	41,800	117,040	180,090
Robert W. Sturn(2)	21,250	16,218	-	37,468
Lowell T. Twitchell(2)	24,733	16,218	-	40,951
Charis W. Warshof	21,850	41,800	117,040	180,690
Thomas J. Weldgen	20,650	41,800	117,040	179,490

(1)	The amounts for the year ended December 31, 2017 represent the grant date fair value of the stock and option awards granted to the directors on October 2, 2017 under the 2017 Equity Incentive Plan. The grant date fair value of the stock and option awards have been computed in accordance with the stock-based compensation accounting rules (FASB ASC Topic 718). Assumptions used in the calculations of these amounts are included in note 9 to our financial statements in our Annual Report on Form 10-K filed with the SEC on March 30, 2018. The outstanding aggregate number of option awards for each director as of December 31, 2017 was 7,000 and no options were granted to Gary Lindsay, Terence O’Neil, Robert W. Sturn, and Lowell T. Twitchell as they retired from the Board of Directors on December 31, 2017. The outstanding aggregate number of stock awards for each director as of December 31, 2017 was 2,500 shares for each director other than Gary Lindsay, Terence O’Neil, Robert W. Sturn, and Lowell T. Twitchell who each received 970 shares as they retired from the Board of Directors on December 31, 2017.

(2)	Retired from the Board of Directors on December 31, 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers and directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our common stock. Securities and Exchange Commission rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. Based on our review of ownership reports and management questionnaires, we believe that none of our executive officers or directors failed to file these reports on a timely basis for 2017.

Related Party Transactions

The Sarbanes-Oxley Act generally prohibits us from making loans to our executive officers and directors, but it contains a specific exemption from such prohibition for loans made by Fairport Savings Bank to our executive officers and directors in compliance with federal banking regulations.

The aggregate amount of our outstanding loans to our officers and directors and their related entities was approximately $560,000 at December 31, 2017. All of such loans were made in the ordinary course of business, were made on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to us, and did not involve more than the normal risk of collectibility or present other unfavorable features. These loans were performing according to their repayment terms at December 31, 2017, and were made in compliance with federal banking regulations.

In accordance with the listing standards of the Nasdaq Stock Market, any transactions that would be required to be reported under this section of this proxy statement must be approved by our Audit Committee or another independent body of the board of directors. In addition, any transaction with a director is reviewed by and subject to approval of the members of the board of directors who are not directly involved in the proposed transaction to confirm that the transaction is on terms that are no less favorable as those that would be available to us from an unrelated party through an arms-length transaction.

PROPOSAL II — RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of FSB Bancorp, Inc. has approved the engagement of Bonadio & Co., LLP to be our independent registered public accounting firm for the year ending December 31, 2018. At the Annual Meeting, stockholders will consider and vote on the ratification of the Audit Committee’s engagement of Bonadio & Co., LLP for the year ending December 31, 2018. A representative of Bonadio & Co., LLP is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Set forth below is certain information concerning aggregate fees billed for professional services rendered by Bonadio & Co., LLP during the years ended December 31, 2017 and 2016.

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Audit Fees. The aggregate fees billed to us by Bonadio & Co., LLP for professional services rendered for the audit of our annual consolidated financial statements, review of the consolidated financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by Bonadio & Co., LLP in connection with statutory and regulatory filings and engagements were $82,000 and $81,000 for the years ended December 31, 2017 and 2016, respectively. There were also $20,000 in additional fees billed to us by Bonadio & Co., LLP for professional services related to the second-step offering and conversion in 2016.

Audit Related Fees. There were no fees billed to us by Bonadio & Co., LLP for assurance and related services rendered by Bonadio & Co., LLP that are reasonably related to the performance of the audit of and review of the consolidated financial statements and that are not already reported in “Audit Fees,” above, during the years ended December 31, 2017 or 2016.

Tax Fees. There were no tax service fees billed to us by Bonadio & Co., LLP for the year ended December 31, 2017. The aggregate fees billed to us by Bonadio & Co., LLP for tax services for the year ended December 31, 2016 were $13,500 related to the second-step offering and conversion.

All Other Fees. There were no other fees billed to us by Bonadio & Co., LLP during 2017 or 2016.

The Audit Committee preapproves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by Bonadio & Co., LLP, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, which are approved by the Audit Committee prior to the completion of the audit.

In order to ratify the selection of Bonadio & Co., LLP as our independent registered public accounting firm for the year ending December 31, 2018, the proposal must receive the affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes, or shares as to which the “ABSTAIN” box has been selected. The Audit Committee of the Board of Directors recommends a vote “FOR” the ratification of Bonadio & Co., LLP as our independent registered public accounting firm for the year ending December 31, 2018.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at FSB Bancorp, Inc.’s executive office, 45 South Main Street, Fairport, New York 14450, no later than December 24, 2018. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED

AT AN ANNUAL MEETING

Our bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the board of directors, FSB Bancorp’s Secretary must receive written notice not less than 110 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to the anniversary of the prior year’s annual meeting, such written notice shall be timely only if delivered or mailed to and received by the Secretary of FSB Bancorp at the principal executive office of FSB Bancorp no earlier than the day on which public disclosure of the date of the annual meeting is first made and no later than the tenth day following the day on which public disclosure of the date of the annual meeting was first made.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on FSB Bancorp’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of FSB Bancorp which are owned beneficially or of record by such stockholder and any such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder or beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

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The notice with respect to director nominations must include (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) all information relating to such person that would indicate such person’s qualification to serve on the Board of Directors of FSB Bancorp; (ii) an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of these Bylaws; (iii) such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule or regulation and (iv) a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear on FSB Bancorp’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock of FSB Bancorp which are owned beneficially or of record by such stockholder and such beneficial owner; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation.

The 2019 annual meeting of stockholders is expected to be held on May 22, 2019. Advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no earlier than January 22, 2019 and no later than February 1, 2019. If notice is received before January 22, 2019, or after February 1, 2019, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that the Board of Directors, as holders of the proxies, will act as determined by a majority vote.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by FSB Bancorp, Inc. FSB Bancorp, Inc. will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of FSB Bancorp, Inc. may solicit proxies personally or by telephone without additional compensation.

A COPY OF FSB BANCORP, INC.’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2017 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, 45 South Main Street, FAIRPORT, NEW YORK OR BY CALLING (585) 223-9080 AND IS AVAILABLE AT WWW.FAIRPORTSAVINGSBANK.COM.

BY ORDER OF THE BOARD OF DIRECTORS

Roberta R. Ryan
Secretary

Fairport, New York

April 23, 2018

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## FSB Bancorp, Inc.

**IMPORTANT ANNUAL MEETING INFORMATION**

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MR A SAMPLE
DESIGNATION (IF ANY)
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

# Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

## A Proposals — The Board of Directors recommends a vote "FOR" each of the listed proposals.

1. Election of Directors, each to serve for a three-year term:

| | For | Withhold |
|---|---|---|
| 01 - Dawn DePerrior | ☐ | ☐ |
| 02 - Lowell C. Patric | ☐ | ☐ |
| 03 - James E. Smith | ☐ | ☐ |

| | For | Against | Abstain |
|---|---|---|---|
| 2. The ratification of the appointment of Bonadio & Co., LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018. | ☐ | ☐ | ☐ |

## B Non-Voting Items

**Change of Address** — Please print your new address below.

**Comments** — Please print your comments below.

**Meeting Attendance**
Mark the box to the right if you plan to attend the Annual Meeting. ☐

## C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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